News Release

Westwater Resources Announces Up To $10M Purchase Agreement with Lincoln Park Capital Fund, LLC

CENTENNIAL, Colo., June 10, 2019 – Westwater Resources, Inc. (Nasdaq: WWR), an energy materials development company, announced today it has entered into a purchase agreement and registration rights agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park”), a current investor in Westwater.

Under the purchase agreement, upon satisfaction of the conditions in the purchase agreement, including after a registration statement registering the resale of shares to be sold to Lincoln Park under the purchase agreement is declared effective by the Securities and Exchange Commission (SEC), Westwater, from time to time over a 24 month period, will have the right, in its sole discretion, to sell up to $10 million of its stock to Lincoln Park.  Westwater will control the timing and amount of any sales to Lincoln Park, and Lincoln Park is obligated to make purchases in accordance with the purchase agreement.  Any common stock that is sold to Lincoln Park will occur at a purchase price that is based on an agreed upon fixed discount to the Company’s prevailing market prices at the time of each sale and with no upper limits to the price Lincoln Park may pay to purchase common stock.

Lincoln Park has also agreed not to cause or engage in any direct or indirect short selling or hedging of the Company’s common stock.  No warrants are being issued in this transaction, and there are no limitations on our use of proceeds from sales to Lincoln Park under the purchase agreement. Furthermore, the purchase agreement does not contain any rights of first refusal, participation rights, penalties or liquidated damages provisions in favor of any party. The agreement may be terminated by Westwater at any time, in its sole discretion, without any additional cost or penalty.

Christopher M. Jones, President and Chief Executive Officer, said, “Westwater has re-focused its financing strategy on a low-cost solution with minimally dilutive terms to provide working capital.   Given current market conditions, and to avoid offerings that may come with high discounts, warrant coverage and/or restrictive covenants, we have opted for a strategy that allows for any dilution that may occur, to occur on an as needed basis and as we progress with our business plan and create shareholder value.

As we move forward, we believe that an appropriate mix of project specific debt, low cost off-take financing and carefully placed equity or joint venture financing can develop our battery ready graphite business in an advantageous manner.   Furthermore, we anticipate that our planned expansion of the initial graphite processing facility followed by the mine itself will utilize cash flow from operations – further reducing the need for dilutive offerings of shares.”

The Company’s current business plan requires working capital to fund non-discretionary expenditures for uranium reclamation activities, mineral property holding costs, business development costs and administrative costs. The Company intends to pursue project financing to support execution of the

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graphite business plan, including discretionary capital expenditures associated with graphite battery-material product development, construction of pilot plant facilities and construction of commercial production facilities. The Company’s current lithium business plan will be funded by working capital; however, the Company is pursuing project financing including possible joint venture partners to fund discretionary greenfield exploration activities.

A description of the Agreements is set forth in the Company’s Current Report on Form 8-K to be filed with the SEC on June 11, 2019.

The offer and sale of the securities by Westwater in the above transaction have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and have not been registered or qualified under any state securities laws, and therefore may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration requirements, and registration or qualification and under applicable state securities or “Blue Sky” laws or an applicable exemption from such registration or qualification requirements. Westwater has agreed to file a registration statement with the SEC to register the resale by Lincoln Park of the shares of common stock to be purchased by Lincoln Park under the purchase agreement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Westwater Resources

WWR is focused on developing energy-related materials.  The Company’s battery-materials projects include the Coosa Graphite Project — the most advanced natural flake graphite project in the contiguous United States — and the associated Coosa Graphite Mine located across 41,900 acres (~17,000 hectares) in east-central Alabama.  In addition, the Company maintains lithium mineral properties in three prospective lithium brine basins in Nevada and Utah. Westwater’s uranium projects are located in Texas and New Mexico.  In Texas, the Company has two licensed and currently idled uranium processing facilities and approximately 11,000 acres (~4,400 hectares) of prospective in-situ recovery uranium projects.  In New Mexico, the Company controls mineral rights encompassing approximately 188,700 acres (~76,000 hectares) in the prolific Grants Mineral Belt, which is one of the largest concentrations of sandstone-hosted uranium deposits in the world.  Incorporated in 1977 as Uranium Resources, Inc., Westwater also owns an extensive uranium information database of historic drill hole logs, assay certificates, maps and technical reports for the western United States. For more information, visit www.westwaterresources.net.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing events or developments that WWR expects or anticipates will occur in the future, including but not limited to statements relating to the Company’s growth, future capital needs and resources, and developments at the Company’s projects, are forward-looking statements.  Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include, but are not limited to, (a) the Company’s ability to successfully integrate Alabama Graphite Corporation’s business into its own, and the risk that additional analysis of the Coosa Graphite Project may result in

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revisions to the findings of WWR’s initial optimization study; (b) the Company’s ability to raise additional capital in the future; (c) spot price and long-term contract price of graphite, lithium, vanadium and uranium; (d) risks associated with our domestic operations; (e) operating conditions at the Company’s projects; (f) government and tribal regulation of the graphite industry, the lithium industry, the vanadium industry, the uranium industry, and the power industry; (g) world-wide graphite, lithium, vanadium and uranium supply and demand, including the supply and demand for lithium-based batteries; (h) maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments; (i) unanticipated geological, processing, regulatory and legal or other problems the Company may encounter in the jurisdictions where the Company operates or intends to operate, including in Alabama, Texas, New Mexico, Utah, and Nevada; (j) the ability of the Company to enter into and successfully close acquisitions or other material transactions; (k) the results of the Company’s lithium brine exploration activities at the Columbus Basin, Railroad Valley, and Sal Rica projects, and the possibility that future exploration results may be materially less promising than initial exploration result; (I) any graphite, lithium, vanadium or uranium discoveries not being in high-enough concentration to make it economic to extract the metals; (m) currently pending or new litigation or arbitration; and (n) other factors which are more fully described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release. The results of the initial optimization study are preliminary in nature and subject to revision following WWR’s further analysis of the Coosa Graphite Project.

Westwater Resources Contact:	Investor Relations Contact:
Christopher M. Jones, President & CEO	Michael Porter
Phone: 303.531.0480	Porter, LeVay and Rose
Jeff Vigil, VP Finance & CFO	Phone: 212.564.4700
Phone: 303.531.0481
Email: Info@WestwaterResources.net	Email: Westwater@plrinvest.com

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